                                  FIRST AMENDMENT TO
                               STOCK PURCHASE AGREEMENT

    This First Amendment to Stock Purchase Agreement (this "FIRST AMENDMENT") is entered into as of June 28, 1996 (the "FIRST AMENDMENT EFFECTIVE DATE"), by and among AMNEX, INC. ("PURCHASER"), ROBERT A. ROWLAND ("R. ROWLAND"), DELAJANE ROWLAND ("D. ROWLAND"), DONALD D. SIMMONS ("SIMMONS"), C. MICHAEL MOEHLE ("M. MOEHLE"), BARBARA ANN CROMWELL ("B. CROMWELL"), ELLEN E. WOOD ("WOOD"), DANIEL
N. MATHESON III ("MATHESON"), SIRROM CAPITAL CORPORATION ("SIRROM CAPITAL"), SPECTRUM GLOBAL TELECOMMUNICATIONS PTY LIMITED ("SPECTRUM"), CAPITAL NETWORK SYSTEM, INC. ("CNSI"), CAPITAL NETWORK INTERNATIONAL, INC. ("CNI"), CAPITAL NETWORK MEXICO, S.A. de C.V. ("CNM"), and POINT TO POINT COMMUNICATIONS COMPANY ("POINT TO POINT").


                                   R E C I T A L S:


    A. Purchaser, R. Rowland, D. Rowland, Simmons, M. Moehle, B. Cromwell, Wood, Matheson, and the CNSI Companies entered into the Stock Purchase Agreement dated as of April 26, 1996 (the "STOCK PURCHASE AGREEMENT"), pursuant to which Purchaser agreed to purchase the CNSI Shares from Sellers and Sellers agreed to sell the CNSI Shares to Purchaser.

    B. Purchaser, Sellers, and the CNSI Companies have agreed to structure the transactions contemplated by the Stock Purchase Agreement, insofar as they relate to the acquisition of all the issued and outstanding shares of common stock, no par value, of CNSI from Sellers, to qualify as a Tax-Free Transaction. Accordingly, Purchaser, Sellers, and the CNSI Companies, pursuant to Section
14.2 of the Stock Purchase Agreement, have agreed to undertake a merger in which
(i) AMNEX Acquisition Company, a newly formed Texas corporation ("AAC") that is a wholly-owned subsidiary of Purchaser, will be merged with and into CNSI pursuant to the Plan of Merger adopted unanimously by the shareholders of AAC and CNSI and (ii) the CNSI Shares of each Seller will be converted into the right to receive shares of AMNEX Common Stock and Warrants.

    C. Sirrom Capital, having exercised the Sirrom Warrants, has received and is the holder of CNSI Shares and Sirrom Capital desires to (i) become a party to the Stock Purchase Agreement, as amended by this First Amendment, as a Seller, and (ii) approve the merger by which its CNSI Shares will be converted into the right to receive shares of AMNEX Common Stock and Warrants pursuant to the Plan of Merger.


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               1

    D. Spectrum, in full payment and satisfaction of the Adjustment Note, has received and is the holder of CNSI Shares and Spectrum desires to (i) become a party to the Stock Purchase Agreement, as amended by this First Amendment, as a Seller, and (ii) approve the merger by which its CNSI Shares will be converted into the right to receive shares of AMNEX Common Stock and Warrants pursuant to the Plan of Merger.

    E. Purchaser, Sellers (including Sirrom Capital and Spectrum), and the CNSI Companies desire to amend certain of the terms and conditions contained in the Stock Purchase Agreement, as set forth in this First Amendment.

    THEREFORE, in consideration of the premises and the covenants and agreements contained in the Stock Purchase Agreement and in this First Amendment, the parties agree as follows:


                                      ARTICLE 1
                                    DEFINED TERMS

    All terms and expressions defined in the Stock Purchase Agreement (i.e., those with their initial letter capitalized) shall have the same respective meanings when used in this First Amendment unless expressly provided otherwise. Terms and expressions defined in the Stock Purchase Agreement whose meanings have been amended by this First Amendment are used in this First Amendment with such amended meanings.


                                      ARTICLE 2
                                   NO OTHER CHANGES

    Except as expressly amended in this First Amendment, all of the terms and provisions of the Stock Purchase Agreement are and shall be unchanged and shall remain in full force and effect.


                                      ARTICLE 3
                      AMENDMENTS TO THE STOCK PURCHASE AGREEMENT

    The Stock Purchase Agreement is hereby amended to the extent provided in this ARTICLE 3:

    3.A ADMISSION OF SIRROM CAPITAL AND SPECTRUM AS PARTIES TO THE STOCK PURCHASE AGREEMENT. Sirrom Capital and Spectrum are hereby made parties to the Stock Purchase Agreement, as amended by this First Amendment. Sirrom Capital and Spectrum shall be "Sellers" for all purposes and the shares of the common stock, no par value, of CNSI held by Sirrom Capital and Spectrum shall be "CNSI Shares" for all purposes.


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                          2

    3.B AMENDMENT TO RECITALS. The Recitals to the Stock Purchase Agreement are hereby amended to read in their entirety as follows:

                                      "RECITALS:

    A. At the Effective Date, R. Rowland owned shares of capital stock in the CNSI Companies as follows:


                     Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI            3,080,000                 66.04%
2.       CNI               210                     21.00%
3.       CNM                1                        .01%


    After giving effect to the Sirrom Transaction and the Spectrum Transaction,
R. Rowland's ownership of capital stock in the CNSI Companies is as follows:


                     Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI            3,080,000                  57.37%
2.       CNI               210                      21.00%
3.       CNM                1                         .01%


    The shares of common stock of CNSI to be converted into the right to receive shares of AMNEX Common Stock and Warrants by R. Rowland pursuant to this Agreement collectively are called the "R. ROWLAND CNSI SHARES." The shares of capital stock of CNI and CNM to be sold by R. Rowland to Purchaser pursuant to this Agreement collectively are called the "R. ROWLAND CNI SHARES" and the "R. ROWLAND CNM SHARES," respectively.

    B. At the Effective Date, D. Rowland owned shares of capital stock in the CNSI Companies as follows:


                     Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI              220,000                   4.72%


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               3

    After giving effect to the Sirrom Transaction and the Spectrum Transaction,
D. Rowland's ownership of capital stock in the CNSI Companies is as follows:

                      Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI             220,000                   4.10%

    The shares of common stock of CNSI to be converted into the right to receive shares of AMNEX Common Stock and Warrants by D. Rowland pursuant to this Agreement collectively are called the "D. ROWLAND CNSI SHARES."

    C. At the Effective Date, Simmons owned shares of capital stock in the CNSI Companies as follows:

                      Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI             440,000                   9.44%

    After giving effect to the Sirrom Transaction and the Spectrum Transaction, Simmons' ownership of capital stock in the CNSI Companies is as follows:

                      Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI             440,000                   8.20%

    The shares of common stock of CNSI to be converted into the right to receive shares of AMNEX Common Stock and Warrants by Simmons pursuant to this Agreement collectively are called the "SIMMONS CNSI SHARES."

    D. At the Effective Date, M. Moehle owned shares of capital stock in the CNSI Companies as follows:

                      Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI             495,000                  10.62%

    After giving effect to the Sirrom Transaction and the Spectrum Transaction,
M. Moehle's ownership of capital stock in the CNSI Companies is as follows:


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               4

                      Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI             495,000                   9.22%

    The shares of common stock of CNSI to be converted into the right to receive shares of AMNEX Common Stock and Warrants by M. Moehle pursuant to this Agreement collectively are called the "M. MOEHLE CNSI SHARES."

    E. At the Effective Date, B. Cromwell owned shares of capital stock in the CNSI Companies as follows:

                      Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI             165,000                   3.54%

    After giving effect to the Sirrom Transaction and the Spectrum Transaction,
B. Cromwell's ownership of capital stock in the CNSI Companies is as follows:

                      Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI             165,000                   3.07%

    The shares of common stock of CNSI to be converted into the right to receive shares of AMNEX Common Stock and Warrants by B. Cromwell pursuant to this Agreement collectively are called the "B. CROMWELL CNSI SHARES."

    F. At the Effective Date, Wood owned shares of capital stock in the CNSI Companies as follows:

                      Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI             167,391                   3.59%

    After giving effect to the Sirrom Transaction and the Spectrum Transaction, Wood's ownership of capital stock in the CNSI Companies is as follows:


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               5

                      Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI             167,391                   3.12%

    The shares of common stock of CNSI to be converted into the right to receive shares of AMNEX Common Stock and Warrants by Wood pursuant to this Agreement collectively are called the "WOOD CNSI SHARES."

    G. At the Effective Date, Matheson owned shares of capital stock in the CNSI Companies as follows:

                      Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI              95,652                   2.05%

    After giving effect to the Sirrom Transaction and the Spectrum Transaction, Matheson's ownership of capital stock in the CNSI Companies is as follows:

                      Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI              95,652                   1.78%

    The shares of common stock of CNSI to be converted into the right to receive shares of AMNEX Common Stock and Warrants by Matheson pursuant to this Agreement collectively are called the "MATHESON CNSI SHARES."

H. Sirrom Capital, after giving effect to the Sirrom Transaction and the Spectrum Transaction, owns shares of capital stock in the CNSI Companies as follows:

                      Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI             187,918                   3.50%

    The shares of common stock of CNSI to be converted into the right to receive shares of AMNEX Common Stock and Warrants by Sirrom Capital pursuant to this Agreement collectively are called the "SIRROM CNSI SHARES," and the transactions by which Sirrom Capital exercised the Sirrom Warrants and thereby acquired the Sirrom CNSI Shares collectively are called the "SIRROM TRANSACTION."


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               6

    I. Spectrum, after giving effect to the Sirrom Transaction and the Spectrum Transaction, owns shares of capital stock of the CNSI Companies as follows:

                      Number of Shares of
    CNSI Company        Common Stock        Percentage Ownership
    ------------        ------------        --------------------
1.       CNSI             518,116                   9.65%

    The shares of common stock of CNSI to be converted into the right to receive shares of AMNEX Common Stock and Warrants by Spectrum pursuant to this Agreement collectively are called the "SPECTRUM CNSI SHARES," and the transactions by which the Promissory Note dated June 28, 1996 (the "ADJUSTMENT NOTE") in the stated principal amount of $1,500,000 executed by CNSI and payable to the order of Spectrum, was executed and delivered by CNSI, and paid and satisfied in full by the issuance and delivery to Spectrum of the Spectrum CNSI Shares, collectively are called the "SPECTRUM TRANSACTION."

    J. Persons and entities other than CNSI (which is the owner of 79% of the issued and outstanding shares of capital stock of CNI) and Sellers (collectively, the "OUTSIDE CNSI COMPANIES SHAREHOLDERS") own shares of capital stock in the CNSI Companies (collectively, the "OUTSIDE CNSI COMPANIES SHARES") as follows:


     CNSI          Outside          Number of Shares of          Percentage
   Company       Shareholder           Common Stock              Ownership
   ------        -----------           ------------              ---------
1.  PTP         W.S. Walker                 1                      .01%
2.  PTP            CNI                    30,000                 99.99%
3.  CNM            CNI                    49,999                 99.99%

    K. The R. Rowland CNSI Shares, the D. Rowland CNSI Shares, the Simmons CNSI Shares, the M. Moehle CNSI Shares, the B. Cromwell CNSI Shares, the Wood CNSI Shares, the Matheson CNSI Shares, the Sirrom CNSI Shares and the Spectrum CNSI Shares are referred to herein collectively as the "CNSI SHARES."

    L. The CNSI shares represent all of the issued and outstanding shares of capital stock of CNSI; and the shares of capital stock of CNI, CNM and Point to Point held by CNSI, together with the R. Rowland CNI Shares, the R. Rowland CNM Shares, and the Outside CNSI Companies Shares, represent all the issued and outstanding shares of capital stock of the other CNSI Companies.

    M. Upon the terms and subject to the conditions contained in this Agreement, Purchaser is committed to make loans, obtain financing or to invest in CNSI at the Closing in an amount not to exceed $6,000,000 but in no event less than $4,000,000 (the "INFUSED FUNDS"), which Infused Funds


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               7
shall be used first to (i) guarantee by Purchaser of the Sirrom Debt (ii) repay the J. Rowland Estate Debt, then (iii) pay Employee Separation Costs (Employee Separation Costs payable at the Closing are estimated to be $1,350,000, determined at the Effective Date), (iv) pay Other Amounts Due, and then, to the extent Infused Funds are available, (v) pay past due accounts payable of the CNSI Companies.

    N. Upon the terms and subject to the conditions hereinafter set forth, Sellers, pursuant to the Plan of Merger, desire to convert their CNSI Shares into the right to receive shares of AMNEX Common Stock and Warrants and Purchaser desires to issue shares of AMNEX Common Stock and Warrants in connection with the merger of AAC with and into CNSI. In addition, R. Rowland desires to sell the R. Rowland CNI Shares and the R. Rowland CNM Shares to Purchaser, and Purchaser desires to purchase such shares from R. Rowland."

    3.C AMENDMENTS TO ARTICLE 2. Article 2 of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

                                      "ARTICLE 2
                              MERGER; PURCHASE AND SALE

         2.1  AGREEMENT OF MERGER.  The Plan of Merger dated as of June 28,
1996 (the "PLAN OF MERGER"), among CNSI, Purchaser, and AMNEX Acquisition Company, a newly formed Texas corporation ("AAC") and a wholly-owned subsidiary of Purchaser, has been approved unanimously by the shareholders of CNSI and AAC, respectively, has been executed by the parties thereto, and, concurrently with the First Amendment, is in full force and effect. Upon the terms and conditions contained in this Agreement, as amended by the First Amendment, and in the Plan of Merger, and in reliance upon the representations, warranties, and covenants set forth in this Agreement, as amended by the First Amendment, effective as of the Closing Time, Purchaser, Sellers and the CNSI Companies agree that the following transactions will be effected:

         (a) MERGER. As provided in Article 1 of the Plan of Merger, at the Effective Time, AAC will be merged into CNSI, the separate existence of AAC will cease, and CNSI as the surviving corporation shall continue to exist by virtue of and shall be governed by the laws of the State of Texas.

         (b) CONVERSION OF STOCK. As provided in Article 2 of the Plan of Merger, at the Effective Time, the CNSI shares will be converted into the right to receive shares of AMNEX Common Stock and Warrants, with each Seller to receive the number of shares of AMNEX Common Stock and Warrants set forth in Section 2.01 of the Plan of Merger. Concurrently, the 1,000 outstanding shares of capital stock of AAC ("AAC STOCK") will be converted into 1,000 fully-paid and non-assessable shares of common stock, without par value, of CNSI ("CNSI COMMON STOCK").



FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               8

         (c) MERGER CONSIDERATION: ISSUANCE AND DELIVERY OF STOCK CERTIFICATES TO SELLERS. At the Closing and upon the filing of the Articles of Merger, each Seller will deliver to Purchaser the certificate or certificates evidencing such Seller's CNSI Shares, duly endorsed for transfer to Purchaser or accompanied by stock powers properly executed by such Seller. Simultaneously, Purchaser will issue to each Seller certificates ("AMNEX SHARE CERTIFICATES") evidencing the shares of AMNEX Common Stock and Warrants with respect to such Seller's CNSI Shares. Certain of the AMNEX Share Certificates will be delivered to Sellers at Closing, and certain of the AMNEX Share Certificates will be delivered to the Escrow Agent to be held as Holdback Shares pursuant to the Escrow Agreement, in accordance with the following schedule:

Seller               Holdback Shares     Non-Holdback Shares     Total
- ------               ---------------     -------------------     -----
(i)     R. Rowland      1,035,250            1,217,436         2,252,686
(ii)    D. Rowland         80,876               97,187           178,063
(iii)   Simmons           161,752              194,374           356,126
(iv)    M. Moehle         181,971              218,670           400,641
(v)     B. Cromwell        60,657               72,890           133,547
(vi)    Wood               61,514               73,919           135,433
(vii)   Matheson           35,126               42,211            77,337
(viii)  Sirrom Capital     63,429               76,222           139,651
(ix)    Spectrum          181,227              217,775           399,002
                        ---------            ---------         ---------

    TOTALS              1,861,802            2,210,684         4,072,486

    (d) MERGER CONSIDERATION: ISSUANCE AND DELIVERY OF STOCK CERTIFICATES TO THE ROWLAND GRANDCHILDREN'S TRUSTS. R. Rowland has delivered a letter dated June 28, 1996 (the "INSTRUCTION LETTER") to Purchaser, in which he has instructed Purchaser to issue AMNEX Share Certificates representing an aggregate of 26,600 shares of AMNEX Common Stock to the Rowland Grandchildren's Trusts established for the benefit of the five grandchildren of R. Rowland (collectively, the "ROWLAND GRANDCHILDREN'S TRUSTS"). In accordance with the Instruction Letter, at the Closing (and upon delivery from R. Rowland of the certificate or certificates evidencing the R. Rowland CNSI Shares, as provided in paragraph (c) above), Purchaser will issue to each of the Rowland Grandchildren's Trusts AMNEX Share Certificates evidencing 26,600 shares of AMNEX Common Stock, in accordance with the following schedule:

              (i)   Rowland Grandchildren's Trust
                    f/b/o Robert Adrian Ashworth Hollis         5,320 shares
              (ii)  Rowland Grandchildren's Trust
                    f/b/o Nicolas McHenry Rowland Hollis        5,320 shares
              (iii) Rowland Grandchildren's Trust
                    f/b/o Robert Rowland Blount                 5,320 shares


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                                9

              (iv)  Rowland Grandchildren's Trust
                    f/b/o Charlotte McHenry Blount              5,320 shares
              (v)   Rowland Grandchildren's Trust
                    f/b/o Macon Howard Blount                   5,320 shares

    (e) MERGER CONSIDERATION: TOTAL SHARES OF AMNEX COMMON STOCK. As a consequence of the issuance and delivery of the AMNEX Share Certificates delivered pursuant to paragraphs (c) and (d) of this
         SECTION 2.1, AMNEX shall have delivered the AMNEX Share Certificates evidencing shares of AMNEX Common Stock, as follows:





                                  Holdback                 Non-Holdback
Seller/Issuee                     Shares                   Shares                   Total
- -------------                     --------                 ------------             -----
(i)   R. Rowland                  1,035,250                1,217,436                2,252,686
(ii)  D. Rowland                     80,876                   97,187                  178,063
(iii) Simmons                       161,752                  194,374                  356,126
(iv)  M. Moehle                     181,971                  218,670                  400,641
(v)   B. Cromwell                    60,657                   72,890                  133,547
(vi)  Wood                           61,514                   73,919                  135,433
(vii) Matheson                       35,126                   42,211                   77,337
(viii)Sirrom Capital                 63,429                   76,222                  139,651
(ix)  Spectrum                      181,227                  217,775                  399,002
(x)   Rowland's Grandchildren's
      Trust f/b/o -
      - Robert Adrian Ashworth Hollis     0                    5,320                    5,320
      - Nicolas McHenry Rowland Hollis    0                    5,320                    5,320
      - Robert Rowland Blount             0                    5,320                    5,320
      - Charlotte McHenry Blount          0                    5,320                    5,320
      - Macon Howard Blount               0                    5,320                    5,320
                                  ---------                ---------                ---------

         TOTALS                   1,861,802                2,237,284                4,099,086



     (f) MERGER CONSIDERATION: ISSUANCE OF WARRANTS AND DELIVERY OF CERTIFICATES EVIDENCING THE WARRANTS. At the Closing and upon the filing of the Articles of Merger, Purchaser will issue to Sellers warrants to purchase a total of 400,000 shares of AMNEX Common Stock ("WARRANTS") and will deliver to Sellers certificates substantially in the form of EXHIBIT B evidencing such Warrants. The number of Warrants to be issued to each Seller is as follows:
                                            Warrants
                                            --------
                   (i)    R. Rowland         222,205
                   (ii)   M. Moehle           39,061
                   (iii)  Simmons             34,720


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               10

                   (iv)   D. Rowland          17,360
                   (v)    B. Cromwell         13,021
                   (vi)   Wood                13,203
                   (vii)  Matheson             7,540







FIRST AMENDEMENT TO STOCK PURCHASE AGREEMENT                              11

                   (vii)  Sirrom Capital      13,988
                   (viii) Spectrum            38,902
                                             -------
                          TOTAL              400,000

              The Warrants will be exercisable at any time within two years from the date of issuance (the "WARRANT EXPIRATION DATE") at an exercise price of $4.51 per share, and shall expire if not exercised within that period.

         (g) ESCROW AGREEMENT. The Escrow Agreement governs the agreements and understandings among Purchaser and Sellers concerning the Holdback Shares, including their agreements regarding the application of Holdback Shares to (i) offset any excess of the Negative Factor above the Allowed Amount and (ii) indemnify Purchaser against Breaches, and their agreements regarding the release of Holdback Shares to Seller.

         (h)  RESTRICTED SECURITIES.   Neither the shares of AMNEX Common Stock
              to be issued to Sellers, including the Holdback Shares, nor the Warrants nor the shares of AMNEX Common Stock underlying the Warrants are registered securities, I.E., none of such shares or Warrants have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under the securities laws of any of the states of the United States. It is understood by Sellers that all of such shares and Warrants shall be considered to be "restricted securities," as that term is commonly used and understood within the context of the federal and state securities laws, and will be restricted as to transferability at the time they are issued. The AMNEX Share Certificates representing such Shares and the Warrants will bear a legend describing the restrictions on transferability.

         (i) WAIVER OF CERTAIN RIGHTS. Sellers waive any Rights they may have under Article 5.12 or other applicable provisions of the Texas Business Corporation Act to dissent from any of the actions of the CNSI Companies contemplated by, or intended to be effected by, this Agreement, and any Rights they may have to require an appraisal of the fair value of their Shares.

         2.2 PURCHASE AND SALE OF R. ROWLAND CNI SHARES AND R. ROWLAND CNM
             SHARES.

         Upon the terms and subject to the conditions contained in this Agreement, and in reliance upon the representations, warranties and covenants set forth herein, at the Closing, R. Rowland will sell the R. Rowland CNI Shares and the R. Rowland CNM Shares to Purchaser, and Purchaser will purchase the R. Rowland CNI Shares and the R. Rowland CNM Shares, free and clear of any and all Liens. The purchase price to be paid for such shares will be $100, payable in the form of Purchaser's check payable to the order of R. Rowland. R. Rowland will deliver the certificate or


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               12
certificates evidencing the R. Rowland CNI Shares and the R. Rowland CNM Shares, duly endorsed for transfer to Purchaser or accompanied by stock powers duly executed by R. Rowland.

         2.3 FURTHER ASSURANCES. Whenever requested by or on behalf of Purchaser, but without further consideration, Sellers will (i) execute and deliver such other instruments of sale, assignment, transfer and conveyance and take such other action as Purchaser reasonably may request in order to vest in Purchaser or put Purchaser in possession of the CNSI Shares, the R. Rowland CNI Shares and the R. Rowland CNM Shares; (ii) provide such reasonable information and assistance, at Purchaser's expense, as Purchaser reasonably may request to allow Purchaser or its assigns to operate the business of the CNSI Companies; and (iii) provide such reasonable information and assistance as Purchaser reasonably may request to vest all rights, titles and interests in and to the CNSI Shares, the R. Rowland CNI Shares and the R. Rowland CNM Shares in Purchaser as provided in this Agreement."

    3.D AMENDMENTS TO ARTICLE 4. The preamble to Article 4 is hereby amended to read in its entirety as follows:

                                      "ARTICLE 4
                         CERTAIN REPRESENTATIONS, WARRANTIES
                              AND AGREEMENTS OF SELLERS

    In addition to the representations and warranties provided by Sellers in
ARTICLE 3, each of the Sellers (other than Spectrum and Sirrom Capital, who make no representations or warranties of any kind under this ARTICLE 4) severally (in proportion to each such Seller's Proportionate Interest), represents and warrants to, and agrees with, Purchaser as follows:"

    3.E AMENDMENTS TO SECTION 9.1. Section 9.1 of the Stock Purchase Agreement is hereby amended in part as follows (paragraphs ((a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (l), (o), (p), (u), (v), (w) and (x), are
unchanged and remain in full force and effect):

    3.E.1 Paragraph (f) of Section 9.1 is hereby amended to read in its entirety as follows:


         "(f) Purchaser shall have received an opinion, dated the Closing Date, of Counsel to Sellers substantially in the form of EXHIBIT D, but with such changes therein with respect to the merger transaction contemplated in SECTION 2.1 as Purchaser and Counsel to Sellers shall agree."

    3.E.2 Paragraph (m) of Section 9.1 is hereby amended to read in its entirety as follows:

         "(m) At or prior to the Closing, all loans and advances due from R. Rowland, M. Moehle, Simmons, Wood, Matheson, and the Estate of Jack Rowland to CNSI shall have been forgiven and cancelled pursuant to the execution of a Debt Cancellation Agreement in the form of EXHIBIT G."


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               13

    3.E.3 Paragraph (n) of Section 9.1 is hereby amended to read in its entirety as follows:

         "(n) At the Closing, CNSI shall have renewed, extended and modified the indebtedness owed by CNSI to R. Rowland and described in SCHEDULE 9.1(N) (the "ROWLAND DEBT") by executing an amended and restated promissory note (the "ROWLAND RENEWAL NOTE") in the form and on the terms of EXHIBIT
    H. The Rowland Renewal Note shall be secured by a perfected security interest, acceptable as to priority to R. Rowland and Purchaser, in CNSI's commercial credit card receivables, including the reserve amounts held by the credit card billing company and processing bank with regard to CNSI's credit card receivables or in such other properties as shall be agreed upon by Purchaser and R. Rowland, pursuant to a Security Agreement entered into between CNSI and R. Rowland in the form of EXHIBIT I."

    3.E.4 Paragraph (q) of Section 9.1 is hereby deleted in its entirety from the Stock Purchase Agreement.

    3.E.5  Paragraph (r) of Section 9.1 is hereby deleted in its entirety.

    3.E.6  Paragraph (s) of Section 9.1 is hereby deleted in its entirety.

    3.E.7 Paragraph (t) of Section 9.1 is hereby amended to read in its entirety as follows:

         "(t) The CNSI Shareholders Agreement shall have been terminated pursuant to the execution of the Termination Agreement in the form and on the terms of EXHIBIT K."

    3.E.8  Paragraph (y) of Section 9.1 is hereby deleted in its entirety.

    3.E.9  Paragraph (z) of Section 9.1 is hereby deleted in its entirety.

    3.F AMENDMENTS TO ARTICLE 10. Article 10 of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

                                     "ARTICLE 10
                                       CLOSING

         10.1 DATE OF CLOSING. Subject to ARTICLE 12, the Closing will take place at the offices of Locke Purnell Rain Harrell P.C. in Austin, Texas, on June 28, 1996; PROVIDED, HOWEVER, that, unless extended in writing by all parties to this Agreement, this Agreement will terminate automatically and without further notice if the Closing has not occurred by July 3, 1996."

    3.G AMENDMENTS TO ARTICLE 11. Article 11 of the Stock Purchase Agreement is hereby amended in part as follows:


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               14

    3.G.1. Paragraph (a) of Section 11.1 of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

    "(a) Subject to subsections (b) and (c) below, each Seller (other than Sirrom Capital and Spectrum) severally (in proportion to such Seller's Proportionate Interest) agrees to indemnify Purchaser and to hold it harmless from and against any Loss which Purchaser may suffer, sustain or become subject to, as a result of a Breach by such Seller (other than Sirrom Capital and Spectrum) or the CNSI Companies; PROVIDED, HOWEVER, that with respect to a Breach by any Seller (including Sirrom Capital and Spectrum) of any representation, warranty or covenant contained in SECTION 3.1., 3.2 or 3.3 (an "ARTICLE 3 BREACH"), each Seller severally agrees to indemnify Purchaser and to hold it harmless from and against any Loss Purchaser may suffer or sustain or become subject to, as a result of an Article 3 Breach by such Seller which indemnification is not subject to limitations set forth in SECTIONS 11.1(b) or
(c) or SECTION 11.2."

    3.G. AMENDMENT TO ARTICLE 11. A new Section 11.9 is hereby added to and made a part of the Stock Purchase Agreement as follows:

         "11.9.    ACCRUED RESERVE FOR CONTINGENT LIABILITIES.  CNSI has
    established a reserve in the amount of $100,000 (the "CONTINGENT RESERVE") to be available for application to, and if necessary applied to, (a) damages paid or payable as the result of any adverse judgment, (b) settlement amounts paid or payable, and (c) legal fees and expenses and other out-of-pocket defense costs paid or payable (the foregoing are referred to collectively as the "CONTINGENT LIABILITIES") in connection with existing litigation or disputes between CNSI and (s) Gail Stradley,
    (t) Kyle Pentecost, (u) Dwain Daniels, (v) Don Kaplan, (w) Mary Petachenko, (x) Clay Jones, (y) Mickey Bentley, and (z) Landmark Communications Co. and Mark Sawyer (the foregoing are referred to, collectively, as the "CONTINGENT DISPUTES"). Sellers and Purchaser agree that after the Closing Date the Contingent Reserve shall be applied to any Contingent Liability for the Contingent Disputes; PROVIDED, HOWEVER, that if the aggregate amount of the Contingent Liability exceeds the Contingent Reserve, then indemnification pursuant to the provisions of SECTION 11.1 and 11.2 may be sought; PROVIDED, FURTHER HOWEVER, that with respect to any Contingent Liability that exceeds the Contingent Reserve (the "EXCESS LIABILITY"), the Excess Liability shall be a permissible claim by Purchaser entitled to indemnification pursuant to SECTION 11.1 and 11.2 without regard to the Deductible Amount. In the event that any amount remains in the Contingent Reserve after all Contingent Liabilities are satisfied, such amounts shall be released to the general reserve and utilized to offset other post closing adjustments as may be required.


    3.H AMENDMENTS TO ARTICLE 15. Article 15 of the Stock Purchase Agreement is hereby as follows:

    3.H.1 The following defined terms and their respective meanings are hereby added to Section 15.1:


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               15

         "AAC is defined in SECTION 2.1.

         AAC STOCK is defined in SECTION 2.1.

         AMNEX SHARE CERTIFICATES is defined in SECTION 2.1.

         ARTICLES OF MERGER. The Articles of Merger filed in the Office of the Secretary of State for the State of Texas pursuant to the Plan of Merger.

         CNSI COMMON STOCK is defined in SECTION 2.1.

         CONTINGENT DISPUTES is defined in SECTION 11.9.

         CONTINGENT LIABILITIES is defined in SECTION 11. 9.

         CONTINGENT RESERVE is defined in SECTION 11.9.

         EFFECTIVE TIME.  The "Effective Time" as defined in the Plan of
    Merger.

         EXCESS LIABILITY is defined in SECTION 11.9.

         FIRST AMENDMENT. This First Amendment, including all Exhibits and Schedules attached thereto.

         INSTRUCTION LETTER is defined in SECTION 2.1.

         PLAN OF MERGER is defined in SECTION 2.1.

         ROWLAND GRANDCHILDREN'S TRUST is defined in SECTION 2.1.

         SIRROM CNSI SHARES is defined in RECITAL H.

         SIRROM TRANSACTION is defined in RECITAL H.

         SPECTRUM CNSI SHARES is defined in RECITAL I.

         SPECTRUM TRANSACTION is defined in RECITAL J."

    3.H.2 The following defined terms included in SECTION 15.1 are amended to read as follows:

         "ADJUSTMENT NOTE" is defined in RECITAL I.


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               16

         AGREEMENT. This Stock Purchase Agreement, including all Schedules and Exhibits hereto, as amended by the First Amendment, and as it may be renewed, extended, restated, amended, modified or supplemented from time to time.

         SPECTRUM. Spectrum Global Telecommunications Pty Limited, a limited liability company organized under the laws of Australia."

    3.H.3 The following defined terms included in SECTION 15.1 are hereby deleted in their entirety:

         "ADJUSTMENT TRANSACTION"

         "DEED OF RELEASE"

         "KNOW HOW LICENSE AGREEMENT"

    3.I AMENDMENTS TO SECTION 16.15. Section 16.15 of the Stock Purchase Agreement is hereby deleted in its entirety.

    4. AMENDMENTS TO AND ADDITION OF EXHIBITS. EXHIBIT E attached to the Stock Purchase Agreement is amended to read in its entirety as set forth in EXHIBIT E attached to this First Amendment. The following Exhibits, attached to this First Amendment, are deemed to be attached to and made a part of the Stock Purchase Agreement for all purposes:

         EXHIBIT F  Plan of Merger and Articles of Merger

         EXHIBIT G  Debt Cancellation Agreement

         EXHIBIT H  Rowland Renewal Note

         EXHIBIT I  Security Agreement

         EXHIBIT J  Termination Agreement

    5. AMENDMENTS TO SCHEDULES. ANNEX I to this Amendment contains updated Schedules to the Agreement, as amended by this First Amendment. As to any such updated Schedule indicating a modification, addition or deletion to the corresponding Schedule to the Agreement, such updated Schedule is restated in its entirety. If said Schedule would contain no such modification, addition or deletion, then such updated Schedule merely makes reference to the corresponding Schedule to the Agreement.


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               17

    6. PARTIES BOUND. The Stock Purchase Agreement, as herein amended, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

PURCHASER:                             SELLERS:

                                       /s/ ROBERT A. ROWLAND
AMNEX, Inc.                            ----------------------------
                                       ROBERT A. ROWLAND

By: /s/ JOHN KANE                      JOINDER BY SPOUSE
   ------------------------------------

Name Printed: John Kane                 /s/ LINDA ROWLAND
             -------------------------- ----------------------------
                                        LINDA ROWLAND

Title: Executive Vice President
      --------------------------------- /s/ DELAJANE ROWLAND
                                        ----------------------------
                                       DELAJANE ROWLAND

                                       JOINDER BY SPOUSE:

                                       -NONE-

                                       /s/ DONALD D. SIMMONS
                                       ----------------------------
                                       DONALD D. SIMMONS

                                       JOINDER BY SPOUSE:

                                       /s/ CONNIE SIMMONS
                                       ----------------------------
                                       CONNIE SIMMONS

                                       /s/ C. MICHAEL MOEHLE
                                       ----------------------------
                                       C. MICHAEL MOEHLE

                                       JOINDER BY SPOUSE:

                                       /s/ MARY H. MOEHLE
                                       -----------------------------
                                       MARY H. MOEHLE

                                       /s/ BARBARA ANN CROMWELL
                                       -----------------------------
                                       BARBARA ANN CROMWELL


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               18

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               19

                                       JOINDER BY SPOUSE:

                                       /s/  RICHARD CROMWELL
                                       ----------------------------
                                       RICHARD CROMWELL

                                       /s/ ELLEN E. WOOD
                                       ----------------------------
                                       ELLEN E. WOOD

                                       JOINDER BY SPOUSE:

                                       /s/ BRIAN WOOD
                                       -----------------------------
                                       BRIAN WOOD

                                       /s/ DANIEL N. MATHESON
                                       ----------------------------
                                       DANIEL N. MATHESON

                                       JOINDER BY SPOUSE

                                       /s/ JANE MATHESON
                                       ----------------------------
                                       JANE MATHESON



                                       SIRROM CAPITAL CORPORATION


                                       By: /s/ KATHY HARRIS
                                           -------------------------
                                       Name:  Kathy Harris
                                             -----------------------
                                       Title: Vice President
                                             -----------------------



                                       SPECTRUM GLOBAL
                                       TELECOMMUNICATIONS PTY
                                       LIMITED


                                       By: /s/ WAYNE HOLLINGSWORTH
                                           -------------------------
                                       Name:  Wayne Hollingsworth
                                             -----------------------
                                       Title:  Authorized Agent
                                              ----------------------


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               20

                             CNSI COMPANIES:

                                       CAPITAL NETWORK SYSTEM, INC.


                                       By:  /s/ ROBERT A. ROWLAND
                                           -------------------------
                                       Name Printed: Robert A. Rowland
                                       Title: Chairman of the Board

                                       CAPITAL NETWORK INTERNATIONAL,
                                       INC.


                                       By:  /s/  ROBERT A. ROWLAND
                                           -------------------------
                                       Name Printed: Robert A. Rowland
                                       Title: Chairman of the Board

                                       CAPITAL NETWORK MEXICO, S.A. de C.V.


                                       By:  /s/  ROBERT A. ROWLAND
                                           -------------------------
                                       Name Printed: Robert A. Rowland
                                       Title: Chairman of the Board

                                       POINT TO POINT COMMUNICATIONS
                                       COMPANY


                                       By:  /s/  ROBERT A. ROWLAND
                                           -------------------------
                                       Name Printed: Robert A. Rowland
                                       Title: Chairman of the Board


H:\USERS\ACCTG\JOE\EXELDATA\9KCNSI\FIRSTAME.WPD


FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT                               21